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                                                                    EXHIBIT 10.5


                                   EXHIBIT D
                                   ---------

                                PROMISSORY NOTE


$
------------------------------                          Santa Clara, California

                                                        -----------------------


        At the times hereinafter stated, for value received, the undersigned promises to pay NeoMagic Corporation, a California corporation (the "Company"),
or order, at its principal office the principle sum of $        with interest
                                                        --------
from the date hereof at a rate of       % per annum, compounded annually, on the
                                   ----
unpaid balance of said principal sum. Said principal and interest shall be due
and payable on                      .
              ----------------------

        If the undersigned's consulting services to or employment by or association with the Company is terminated prior to payment in full of this Note, this Note shall be immediately due and payable.

        Principal and interest are payable in lawful money of the United States of America. AT ANY TIME, THE PRIVILEGE IS RESERVED TO PAY MORE THAN THE SUM DUE.

        Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorney's fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

        This Note, which is full recourse, is secured by a pledge of certain shares of Common Stock of the Company and is subject to the terms of a Restricted Stock Purchase Agreement between the undersigned and the Company of even date herewith.


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                                            [NAMES]